                                                                    EXHIBIT 10.1


NOTE: Portions of this exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission. Such portions have been redacted and are marked with a "[*]" in place of the redacted language.

[IBM LETTERHEAD]


DEVELOPER MARKETING PARTNERSHIPS
--------------------------------------------------------------------------------
                         SOFTWARE REMARKETING AGREEMENT

This Agreement amends and restates, effective on the date both parties sign, the Software Remarketing Agreement dated as of March 9, 2000, as amended by a Amendment 1 dated as of 30 June, 2000.

This is a Software Remarketing Agreement ("SRA") between Versata, Inc. ("you") and International Business Machines Corporation ("IBM") dated 9th March 2000 . The complete Agreement between the parties consists of this SRA and the following Exhibits:

o         Exhibit - Your End User Price List
o         Exhibit - Your End User License
o         Exhibit - Certificate of Originality

If there is a conflict among the terms of this SRA and any of its Attachments, the terms of the SRA prevail unless the Attachment expressly indicates that particular terms within the Attachment prevail. This Agreement replaces all prior oral or written communications between the parties relating to the subject matter hereof. Both parties accept the terms of this Agreement and identified Attachments and Exhibits by signing below. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law. This Agreement may only be modified by a writing signed by both parties.

AGREED TO:                                       AGREED TO:
International Business Machines Corporation      Versata Inc.

By: /s/ Jon Regitsky                             By: /s/ Glen Livingston
   -------------------------------------             ---------------------------

Jon Regitsky                                     Glen Livingston

Program Director,  Global DMP

Date September 21, 2000                          Date September 27, 2000

Any notice required or permitted under this Agreement will be sent to the representative named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt, facsimile receipt confirmation sheet.) Each party will notify the other if their representative changes.

IBM's Representative: Lee Sage                   Your Representative: T.B.A.
IBM United Kingdom Limited
PO Box 41, North Harbour
Portsmouth, Hampshire PO6 3AU
England
Tel: 0044 (0) 23 92 564 996

1.       DEFINITIONS

Capitalized terms in this Agreement have the following meanings:

CODE is computer programming code including both Object Code and Source Code:
a) OBJECT CODE is computer programming code in substantially binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly.
b) SOURCE CODE is computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill. It includes related source code level system documentation, comments and procedural code and all "Error" corrections and "Enhancements". Source Code does not include Object Code.

ENHANCEMENTS are changes or additions to the Products:
a) BASIC ENHANCEMENTS are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices, and correct Errors. b) MAJOR ENHANCEMENTS provide substantial additional value and are normally offered to customers for an additional charge (e.g., upgrades).

ERROR is a) any mistake, problem or defect that causes a Product to malfunction or fail to meet its specifications; or b) any incorrect or incomplete statement or diagram in the related documentation that causes a Product to be materially inaccurate or inadequate.

IBM REVENUE is the revenue (excluding local taxes) due IBM from its customers and/or business partners, for Products and/or Services from the effective date of this Agreement.

MARKETING MATERIALS are Product brochures, manuals, technical specification sheets, demonstration presentations, and other marketing sales literature provided by you to IBM for IBM's use in performance of marketing activities. IBM's use of Marketing Materials may include transmission of them through electronic marketing services.

NEW PRODUCTS include a) all Major Enhancements to your Products; or b) any substitute and/or replacement products for the Products licensed hereunder , and which you make generally available in the marketing territory.

PRODUCTS are your computer programs in Object Code form, including documentation included in whatever format you provide to your customers and accompanying the computer program, related materials and any security devices or "locks" that are listed in this Agreement.

PRODUCT MAINTENANCE is the provision of both Basic Enhancements and Major Enhancements for Products to a customer for a fee.

PRODUCT SUPPORT is a service provided when a customer identifies a possible Error in Products. There are three levels:
a) LEVEL 1 is the Service provided in response to the customer's initial contact identifying an Error.
b) LEVEL 2 is the Service provided to reproduce and attempt to isolate the Error, or to find that the Service provider cannot reproduce the Error.
c) LEVEL 3 is the Service provided to isolate the Error at the component level of the Products. The Service provider distributes the Error correction or circumvention, or gives notice if no correction or circumvention is found.

SERVICES are Product Maintenance and Product Support.

INTERNATIONALIZATION shall mean that a Product has the ability to implement national functions and the facility to be translated to other languages. This includes three (3) categories which correspond to characteristics of various languages: (a) single byte character set (SBCS), left-to-right languages (U.S. English, German, Greek, etc.); (b) single byte bi-directional languages (Hebrew, Arabic); and (c) double byte character set (DBCS) or multi-byte character set
(MBCS) languages (Japanese, Korean, simplified and traditional Chinese). The Products shall avoid hardcoding language dependent codepages and character sets.

NATIONAL LANGUAGE SUPPORT (NLS) shall mean that the Products have the ability to enter, store, process, retrieve, distribute, display and print character data in the foreign language of choice. NLS includes Internationalization characteristics.

2.       TERRITORY

The territory for this Agreement shall consist of all the countries in the world in which IBM is directly or indirectly conducting business "Territory".

3.       LICENSE GRANTS

3.1 You grant IBM the non-exclusive right and license to: (1) use your trademarks and trade names in conformance with your trademark standards only for the purpose of marketing and reselling your Products in accordance with terms of this Agreement; (2) resell your Products under the terms of your end user license agreement "End User License, " a copy of which is attached to this Agreement as an exhibit; (3) use, copy, display, perform, market and distribute Marketing Materials; (4) use, copy, display, and perform the Products for demonstration, marketing and training purposes, or to provide Product Support or additional services for the Products; and (5) use the Products internally ("Internal Use").

3.2 In certain situations or in certain geographies it may be advantageous to allow IBM to provide the Products and Services to customers under an IBM end user license agreement. In such situations, IBM will, on a case-by-case basis, obtain your authorization to sublicense the Products to customers under the terms of an IBM end user license agreement. IBM is responsible for all licensing terms offered to its customers when IBM sublicenses the Products under its end user license. Hereafter, every reference in this Agreement regarding IBM's right to license the Products shall also include IBM's right to sublicense the Products only as described in this subsection 3.2.

3.3 You acknowledge that licensees of the Products, whether obtained from IBM, you or a third party, may retain IBM to perform outsourcing services on their behalf. Notwithstanding any other provision of this Agreement or of any license agreement, when IBM provides outsourcing services to licensees of the Products, you will permit IBM to access, use, and/or take assignment of the licensee's license to such Products, without IBM or the licensee being required to acquire additional licenses or incur a fee. In addition, IBM and the licensee will not owe you a fee to transfer the applicable Products to an IBM or third party computer system which is of like configuration as the computer system for which the Products were licensed. The Products will be used only on behalf of the licensee. Upon expiration or termination of the agreement to provide outsourcing services to the licensee, IBM's right to use the Products will terminate and the licenses will revert to the licensee or another outsourcing firm designated by the licensee.

3.4 IBM customers may include agencies or other units of a government, or third parties under contract with a government ("Public Sector"). In the event a Public Sector customer requires modifications to your End User License Agreement, you agree to negotiate in good faith such requested modifications with the Public Sector customer, including the possibility of authorizing IBM to become the licensor of the Products as permitted in subsection 3.2.

3.5 Except for the Internal Use license granted to IBM in this Section, IBM may perform any of its rights, licenses and obligations under this Agreement through subsidiaries provided that IBM is responsible for all acts and omissions of such subsidiaries. The use of such entities by IBM does not relieve it of its obligations under this Agreement. This Agreement does not grant IBM or any such entities any ownership to any of the copyright rights in the Products.

4.       YOUR RESPONSIBILITIES

4.1 LICENSE AGREEMENT: Except in sublicensing situations, IBM will license the Products to customers under the terms of your End User License. You may agree to modify your End User License to provide that either i) execution of the End User License by the customer or ii) use of the Product by the customer, will constitute agreement with the terms and conditions contained in the End User License. You may also use other means (such as providing the customer with a Product "password/key" to "unlock the software"), which indicates customer agreement with the terms and conditions contained in the End User License. IBM will not be responsible for ensuring that the customer demonstrates agreement with the End User License terms and condition. IBM is not a party to your End User License and does not assume any obligation for violations of it. You agree to modify your End User License, if necessary, to comply with the terms and conditions of this Agreement. In the event IBM reasonably requests that you modify your End User License to comply with the law, state commercial terms, and/or ordering and payment terms of a country in the Territory, you agree to 1) consider such a request on a timely basis and 2) not unreasonably withhold your consent to such changes. In addition, you agree to provide a reasonable number of copies of your End User License to IBM at no additional charge.

4.2 IBM APPLICATION FRAMEWORK FOR E-BUSINESS: You agree to use commercially reasonable efforts to integrate and optimize your Products on IBM's Application Framework for e-Business, an open, multi-vendor approach to building and deploying e-Business applications. You will also use commercially reasonable efforts to ensure that, during the term of this Agreement,: 1) the Products are compatible with the version of IBM WebSphere Application Server currently distributed with the Products; and 2) an end-user of the Products (including WebSphere Application Server) who upgrades to a new version/release of the Products (including the then-current version/release of WebSphere Application Server) is provided with an automated migration to the new version/release. For customers who do not wish to upgrade to the most current version/release of WebSphere Application Server, you also agree to offer: 1) for at least six months after the general availability of a new point release of a Product, the previous point release of that Product; and 2) for at least one year after the general availability of a new version of a Product, the previous version of that Product.

4.3 NEW PRODUCTS: You represent that the Products available to IBM under this Agreement are always the most current release or version that is available to your customers. If you make New Products available to your customers, IBM may offer such New Products to its customers under the terms of this Agreement. You will give IBM at least six months notice prior to withdrawing any Product (including any version) from marketing or support.

4.4      PRODUCT RETURNS: In the event that a customer returns a Product to IBM,
(i) in accordance with the terms of the warranty offered by you in your license agreement for the applicable Product; (ii) because your Product is found to infringe a patent, copyright, trademark or trade secret or any other intellectual property of any third party; or (iii) because your Product contains a virus or other harmful code, and IBM refunds the customer for the amount paid for the Product, you agree that you will refund to IBM the applicable amount per IBM's reasonable instructions. Further, should IBM elect to accept a customer return of a Product that does not meet the aforementioned conditions, IBM shall be free to either internally use or resell such returned Product(s) with no further obligation of payment to you pursuant to Section 6 hereunder.

4.5 MARKETING MATERIALS/NOT-FOR-RESALE PRODUCTS: You agree to provide to IBM at no additional charge, copies of the Marketing Materials related to the Products in Adobe Acrobat format, as well as an agreed to number of hard copies. You authorize IBM to alter the Marketing Materials to indicate that IBM has the authority to market, price, license the Products. You also agree to provide IBM with an electronic copy of each version/release of the Products and you authorize IBM to copy and distribute such copies of your Products for demonstration and training purposes. You will, at IBM's request, provide a reasonable number of copies of Products to potential customers for trial use and customer evaluation purposes; You will be responsible for the distribution and return of such trial use and customer evaluation copies. [*]

4.6 SERVICES: You agree to offer Services to IBM customers on terms at least as favorable as those you generally offer to your own customers for the Products. This offer shall be available to IBM customers during the term of this Agreement and for at least one year after delivery of each Product licensed to an IBM customer under your End User License.

4.7 PRODUCT SUPPORT AND MAINTENANCE: You shall provide Level 1, Level 2 and Level 3 Product Support to IBM's customers for the Products during your warranty period, and for the term of any additional Product Support Services purchased from you by the IBM customer. You shall also provide Product Maintenance to IBM's customers for the Products during your warranty period, and for the term of any additional Product Maintenance purchased from you by the IBM customer.

4.8 MARKET SUPPORT: You agree to provide the following pre-sales market support services to IBM as reasonably requested during the term of this Agreement, at no additional charge. All of your personnel providing market support will have sufficient Product knowledge and skills to adequately perform the support services requested.

o MARKETING EVENTS: You agree to participate in trade shows, executive conferences, and other marketing events, on dates and at locations mutually agreed to by the parties.

o TELEPHONE SUPPORT: You agree to provide telephone consulting services during your normal business hours to address technical questions related to demonstration, marketing, operation, use and installation of the Products as mutually agreed between the parties .

o PRE-SALES SUPPORT: You agree to provide pre-sales technical support services and demonstration assistance for the Products to IBM customers on dates and at locations mutually agreed to by the parties.

o TRAINING: All training shall be conducted on dates and at locations to be mutually agreed to by the parties.

* Confidential treatment requested for redacted portion.

o PRODUCT TRAINING MATERIALS: In order to allow IBM to better provide training on the Products, you agree to deliver to IBM, in a common electronic file format, your existing training materials associated with the Products (the "Product Training Materials"). [*]

o SALES REP SUPPORT: You agree to have your Sales team cooperate, on an as needed basis, with IBM in the sale of your Products to IBM customers as mutually agreed between the parties.

4.9      [*]

5.       IBM'S RESPONSIBILITIES

5.1 MARKETING ACTIVITIES: IBM will use reasonable efforts to develop and implement a market support plan for the Products. The market support plan may include, at IBM's sole discretion, the following marketing activities for the
Products:

o    identify and qualify customers for the Products;

o    demonstrate the Products to customers;

o    develop sales proposals;

o    advertise your Products in various trade magazines and other publications;

o include your Products in trade shows, executive conferences, and other marketing events;

o    implement telemarketing or direct mail campaigns;

o    electronically publish information about your Products.

5.2 OTHER ACTIVITIES: IBM is responsible for licensing, pricing, ordering, billing and accounts receivable activities related to the Products it sells to customers. IBM shall have full freedom and flexibility in pricing your Products.

5.3 PRODUCT SUPPORT AND MAINTENANCE: At some point during the term of this Agreement, the parties intend that IBM will take over Level 1 and Level 2 Product Support responsibilities and resell Level 3 Product Support and Product Maintenance to its customers. Before any such transition occurs, the parties will amend this Agreement to reflect the details of any changed responsibilities.

6.       PAYMENTS

6.1 IBM will pay you the amount set forth in the following table ("IBM Rate") for each Product (including New Products, if applicable) IBM sells or distributes to a customer. The IBM Rate for New Products shall be calculated at the same percentage of revenue for existing Products. Payment will be made in local currency, within 30 days following the close of the calendar month during which the Product is licensed. A calendar month is normally based on a US calendar month; however, the actual start and end date of the calendar month may differ by country based on IBM's current administration practices for that country. IBM's payments to you will be based on IBM's Net Revenue for the Products; Net Revenue is revenue subject to any withholding tax requirement and/or any applicable transaction based taxes (including, without limitation, sales and value-add taxes), and net of refunds as described in subsection 4.4 and adjustments reasonably granted to customers (e.g., for special bids or customer concessions). IBM will maintain relevant records to support all payments for a period of one (1) year from the date a payment is made.

For Internal Use Products, IBM will pay you the IBM Internal Use Rate set forth in the following table.

Payment will be made by either electronic funds transfer or by mail, and is deemed to be made on the date of transfer or mailing, as applicable. IBM is not obligated to sell any minimum quantities or make any other payments to you related to the Products and/or Services (for example, under any IBM business partner Agreement). The royalty payments set forth in this Section fully compensate you for your performance under, and for the rights and licenses granted in, this Agreement.

Quarterly, thirty (30) days following the end of the prior calendar quarter, IBM will calculate the aggregate amount of all royalties that would have been payable to you in such prior calendar quarter if the applicable Minimum IBM Rate (i.e., floor) per license had been used to calculate quarterly payments, instead of the applicable percent of IBM revenue specified herein. If the aggregate amount of royalties paid to you for such calendar quarter was less than the floor amount, IBM will pay you the difference, as a quarterly minimum royalty adjustment, with the next scheduled payment.

                               [*]

* Confidential treatment requested for redacted portion.

------------------- ---------------------------- ------------------- -------------------
PRODUCT TYPE        PRODUCT NAME                 IBM RATE            IBM MINIMUM RATE
------------------- ---------------------------- ------------------- -------------------

------------------- ---------------------------- ------------------- -------------------

------------------- ---------------------------- ------------------- -------------------

------------------- ---------------------------- ------------------- -------------------

------------------- ---------------------------- ------------------- -------------------

------------------- ---------------------------- ------------------- -------------------

---------------------------------------- -----------------------------------------------

PRODUCT TYPE                   PRODUCT NAME                     IBM INTERNAL USE RATE
------------------------------ -------------------------------- ------------------------
------------------------------ -------------------------------- ------------------------
Products                       Versata Developer Studio         [*]
                               Versata Logic Server
------------------------------ -------------------------------- ------------------------

For the purposes of this Agreement, the Versata Logic Server Product will include Versata Presentation Server.

[*]

6.2 You agree to give IBM 90 days prior written notice of any changes to your list price for the Products.

6.3 ROYALTY EXCEPTIONS: IBM has no payment obligation for Products used for the following purposes:

o marketing, demonstrations, customer evaluations and trial use, provided that IBM does not charge for such use;

o    Product training and education;

o    Product Support; or

o warranty replacement copies of the Products provided in accordance with subsection 4.4.

6.4 For the purposes of this Agreement, your "Versata Studio" Product refers to your current version of that Product packaged with (and under the terms of the IBM-Versata OEM Software Agreement #4900S60605) the current versions of: i) the IBM WebSphere Application Server, Advanced Edition, Single Developer product; and ii) the IBM WebSphere Studio product.

7.       [*]

8.       WARRANTY

You represent and warrant on an ongoing basis that:

o (a) you have sufficient rights to the Products (including associated marks and names) to grant IBM the rights specified in this Agreement, and to grant customers the rights specified in your End User License agreement;

o    (b) the Products conform to their published specifications;

o (c) the Products (including but not limited to Marketing Materials) do not infringe any patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any virus or other harmful code;

o (d) at the time of signing this Agreement, you are not aware of any claims against you regarding the Products;

o (e) you comply with any and all laws and/or regulations, including but not limited to, export laws and/or regulations regarding (i) the classification of the Products; and (ii) distribution of encrypted code contained in the Products; and

o (f) the Products, when used in accordance with their associated documentation, are capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Products properly exchange accurate date data with the Products.

9.       INDEMNIFICATION

You will defend or settle any suit, third party claims, or proceedings brought, or threatened, against IBM based upon a claim that any Product furnished hereunder or part thereof, alone and not in combination with any other software or product constitutes an actual or alleged infringement or misappropriation of any copyrights, trade secrets and/or patents worldwide, as well as any actual, alleged, or threatened infringement of any trademark, provided that: (i) you are notified promptly in writing of such claim; (ii) you control the defense or settlement of the claim; and (iii) IBM cooperates reasonably and gives all necessary authority, information and assistance (at your expense). You will pay all damages and costs finally awarded against IBM, but you will not be responsible for any costs, expenses or compromise incurred or made by IBM without your prior written consent. If the use of such Product is permanently enjoined, you will, in your sole discretion and at your own expense, procure for IBM the right to continue using said Product, replace same with non-infringing Product, modify it so that it becomes non-infringing, or if you are unable to

* Confidential treatment requested for redacted portion.

do any of the above on a commercially reasonable basis and if IBM is enjoined from distributing the Product, you will credit IBM the sum paid to you by IBM for the infringing Product which is on order . The obligations set forth in this Section shall not apply to the extent that any claim arises from modification of the Product after delivery, except for any modification mutually agreed to by the Parties or made pursuant to your unilateral, mandatory written direction. Notwithstanding the foregoing, you shall have no obligation to Indemnify IBM pursuant to this Section for any "Open Source" software included in the Product, which has been identified as Open Source software by you and accepted by IBM hereunder.

10.      LIMITATION OF LIABILITY

Except for claims arising under Section 9, entitled "Indemnification", neither party shall be liable to the other for any economic consequential damages (including lost profits or savings) or incidental damages, even if advised that they may occur. Except for claims arising under Section 9, entitled "Indemnification", each party's liability for any claim will be limited to the amounts due or paid by IBM under this Agreement.

11.      TERM AND TERMINATION

11.1 This Agreement shall be effective when signed by both parties and shall remain in effect until 12/31/2002, but may be extended by an Amendment, unless terminated as set forth below.

11.2 Either party may terminate this Agreement for convenience on 180 days prior written notice to you. The effective date of termination will be specified in such prior written notice.

11.3 Either party may terminate this Agreement if the other materially breaches its obligations; nonpayment may be considered a material breach under this Agreement. The termination must be by written notice specifically identifying the breach upon which it is based and will become effective 90 days after the notice, unless the breach is corrected during the 90 days.

11.4 At the effective date of terminaton of the Agreement IBM will either pay you for, return to you, or destroy, any copies of the Products which IBM has in its inventory. IBM may continue marketing any Products in its inventory, that it has on order, or in distribution channels at the time of termination and will continue to make payments as described in Section 6.

11.5 Any terms of this Agreement which by their nature extend beyond the day this Agreement ends remain in effect until fulfilled, and apply to respective successors and assignees. Except as otherwise provided for in a related agreement, upon termination and/or expiration of this Agreement, all rights and licenses granted by you to IBM shall cease, except IBM shall continue to have all necessary rights and licenses to perform the following activities: (a) IBM may sell, lease, license and distribute any inventory of Products, (b) IBM may continue to exercise the rights and licenses granted under this Agreement for up to six months after termination to fill customer orders IBM receives before the termination date, and (c) for as long as necessary to provide Product Support to IBM customers and (d) continue to use the Products for internal use. Any payment obligations by either party shall survive and continue. All rights and licenses granted to IBM's customers and to IBM for internal use shall survive and continue and shall in no way be affected by the termination of this Agreement. Notwithstanding the foregoing, this Section 11.5 is not intended to prohibit and does not restrict your ability to seek or obtain injunctive relief or other remedies at law or in equity in the event that you terminate the Agreement for IBM's material breach.

12.      INFORMATION

All information exchanged under this Agreement is non-confidential. Neither party shall disclose the terms of this Agreement or the identity of any IBM customer to any third party without the other party's prior written consent, except: 1) to your suppliers and contractors; 2) to the extent necessary to establish each party's rights hereunder, or 3) as required by applicable law or regulations. You agree not to issue press releases or other publicity regarding this Agreement or the relationship under it without IBM's prior written approval.

13.      TAXES

Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Products under this Agreement. Neither party is responsible for taxes that may be imposed on the other party. Situations may arise where governmental authorities require IBM to withhold from amounts payable to you. In such cases, IBM may withhold the amount of taxes due from payments to be made to you under this Agreement and remit the taxes withheld to the governmental authority. Upon request, IBM will provide you with documentation justifying the withholding amount. As a reseller of your Products, IBM is not required to pay you, and you agree not to charge IBM for, taxes for the Products which are sold by you to IBM in the Territory. You are not required to pay taxes due on IBM's income.

14.      PRIVACY

In the course of conducting its business, IBM collects and processes certain personal information about its customers, Business Partners, prospects, suppliers and other business contacts. This might include an individual's name, business or home address, telephone number, e-mail address, and other information about the individual. As a global company, IBM's business processes extend to more than one country and may result in worldwide processing and use of such personal data internally, and in appropriate circumstances, outside IBM. Subject to any rights and obligations of either party with respect to confidential information exchanged under the terms of a separate written confidentiality agreement between us, you agree that IBM may use and share such personal information within its enterprise and with other third parties in connection with this Agreement to the extend allowable by the applicable law.

15.      [*]

16. TRANSLATION OF PRODUCTS: You agree to provide IBM the Products translated into languages other than the English language promptly upon the Products becoming generally commercially available. In the event that IBM requests a language translation on an accelerated schedule or a language translation not in your Product Plan, you agree to enter into good faith negotiations to reach a mutual agreement on providing such translation and double-byte enablement.

17.      GENERAL

17.1 Neither party guarantees the success of any marketing effort it engages in for the Products. Either party may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the other party's products or services. Each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement.

17.2 Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement. This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of IBM that IBM will market, sell, purchase, or license any Products under this Agreement.

17.3 You may only assign this Agreement to a Subsidiary or in connection with the sale of all or a substantial portion of your business. Any other attempted assignment is void.

17.4 Neither party will bring a legal action against the other more than two years after the cause of action arose. Each party waives a jury trial in any dispute. Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later.

17.5 The parties are independent contractors. Personnel you supply are deemed your employees and are not for any purpose considered employees or agents of IBM. Each party assumes full responsibility for the actions of its personnel while performing its obligations under this Agreement and is solely responsible for their direction and compensation. This Agreement does not create any obligations for IBM in any way limiting or restricting the assignment of its employees. IBM and its employees are free to use any information, processing ideas, concepts or techniques disclosed in the Products for any purpose whatsoever, subject to your statutory patent and copyright rights.

17.6 The laws of New York govern this Agreement. The United Nations' Convention on the International Sale of Goods does not apply.

17.7 IBM may not export any Product in violation of any export laws of the United States or any country.

17.8 Neither party will be liable for failure to perform any of its obligations under this Agreement (except payment obligations) when such failure is caused by the occurrence of any contingency beyond the reasonable control of such party.

17.9 Failure to enforce any provision of this Agreement may not be construed as a waiver.


* Confidential treatment requested for redacted portion.

17.10 If any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

17.11 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by an instrument in writing signed by the authorized representative of both parties.

17.12 Except as permitted by applicable law, IBM agrees not to reverse engineer, decompile or disassemble the Products.

VERSATA PRICE LIST:

RE: Version 5 of the Versata Developer Studio and Versata Logic Server Products. In the following IBM Geography's and currencies.

North America, Latin America, India
------------------------- --------------------------- -------------------------
INVENTORY SKU             PRODUCT DESCRIPTION         UNIT SALES PRICE (US$)
------------------------- --------------------------- -------------------------
vstudio-ejb50             Versata Studio              $3,000.00
------------------------- --------------------------- -------------------------
vmedia-ejb50              Additional Media            N/C
------------------------- --------------------------- -------------------------
vdoc-ejb50                Versata Documentation       $200.00
------------------------- --------------------------- -------------------------
                          Versata Logic Server        $45,000.00 per CPU
------------------------- --------------------------- -------------------------
vis-ent-aix-ejb50            AIX
------------------------- --------------------------- -------------------------
vis-ent-nt-ejb50             NT
------------------------- --------------------------- -------------------------
vis-ent-sol-ejb50            Solaris
------------------------- --------------------------- -------------------------

Korea
------------------------- --------------------------- -------------------------
INVENTORY SKU             PRODUCT DESCRIPTION         UNIT SALES PRICE (US$)
------------------------- --------------------------- -------------------------
vstudio-ejb50             Versata Studio              $3,900.00
------------------------- --------------------------- -------------------------
vmedia-ejb50              Additional Media            N/C
------------------------- --------------------------- -------------------------
vdoc-ejb50                Versata Documentation       $260.00
------------------------- --------------------------- -------------------------
                          Versata Logic Server        $58,500.00 per CPU
------------------------- --------------------------- -------------------------
vis-ent-aix-ejb50            AIX
------------------------- --------------------------- -------------------------
vis-ent-nt-ejb50             NT
------------------------- --------------------------- -------------------------
vis-ent-sol-ejb50            Solaris
------------------------- --------------------------- -------------------------

Japan
------------------------- --------------------------- -------------------------
INVENTORY SKU             PRODUCT DESCRIPTION         UNIT SALES PRICE (US$)
------------------------- --------------------------- -------------------------
vstudio-ejb50             Versata Studio              $4,200.00
------------------------- --------------------------- -------------------------
vmedia-ejb50              Additional Media            N/C
------------------------- --------------------------- -------------------------
vdoc-ejb50                Versata Documentation       $280.00
------------------------- --------------------------- -------------------------
                          Versata Logic Server        $63,000.00 per CPU
------------------------- --------------------------- -------------------------
vis-ent-aix-ejb50            AIX
------------------------- --------------------------- -------------------------
vis-ent-nt-ejb50             NT
------------------------- --------------------------- -------------------------
vis-ent-sol-ejb50            Solaris
------------------------- --------------------------- -------------------------

Taiwan, Hong Kong, China, SE Asia, New Zealand, Australia
------------------------- --------------------------- -------------------------
INVENTORY SKU             PRODUCT DESCRIPTION         UNIT SALES PRICE (US$)
------------------------- --------------------------- -------------------------
vstudio-ejb50             Versata Studio              $3,750.00
------------------------- --------------------------- -------------------------
vmedia-ejb50              Additional Media            N/C
------------------------- --------------------------- -------------------------
vdoc-ejb50                Versata Documentation       $250.00
------------------------- --------------------------- -------------------------
                          Versata Logic Server        $56,250.00 per CPU
------------------------- --------------------------- -------------------------
vis-ent-aix-ejb50            AIX
------------------------- --------------------------- -------------------------
vis-ent-nt-ejb50             NT
------------------------- --------------------------- -------------------------
vis-ent-sol-ejb50            Solaris
------------------------- --------------------------- -------------------------

EMEA
------------------------- --------------------------- -------------------------
INVENTORY SKU             PRODUCT DESCRIPTION         UNIT SALES PRICE (US$)
------------------------- --------------------------- -------------------------
vstudio-ejb50             Versata Studio              $3,448.00
------------------------- --------------------------- -------------------------
vmedia-ejb50              Additional Media            N/C
------------------------- --------------------------- -------------------------
vdoc-ejb50                Versata Documentation       $229.00
------------------------- --------------------------- -------------------------
                          Versata Logic Server        $40,227.00 per CPU
------------------------- --------------------------- -------------------------
vis-ent-aix-ejb50            AIX
------------------------- --------------------------- -------------------------
vis-ent-nt-ejb50             NT
------------------------- --------------------------- -------------------------
vis-ent-sol-ejb50            Solaris
------------------------- --------------------------- -------------------------


UK
------------------------- --------------------------- -------------------------
INVENTORY SKU             PRODUCT DESCRIPTION         UNIT SALES PRICE (US$)
------------------------- --------------------------- -------------------------

vstudio-ejb50             Versata Studio              $7,290.00
------------------------- --------------------------- -------------------------
vmedia-ejb50              Additional Media            N/C
------------------------- --------------------------- -------------------------
vdoc-ejb50                Versata Documentation       $364.00
------------------------- --------------------------- -------------------------
                          Versata Logic Server        $65,610.00 per CPU
------------------------- --------------------------- -------------------------
vis-ent-aix-ejb50            AIX
------------------------- --------------------------- -------------------------
vis-ent-nt-ejb50             NT
------------------------- --------------------------- -------------------------
vis-ent-sol-ejb50            Solaris
------------------------- --------------------------- -------------------------